FORM 10f-3

                            THE BLACKROCK FUNDS

                       Record of Securities Purchased
                  Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio:  BlackRock Apex
	Municipal Fund, Inc. (APX), BlackRock Bond Allocation Target Shares: Series N Portfolio (BATSN), BlackRock New York Municipal Income Trust II (BFY), BlackRock New York Municipal Income Trust (BNY), BlackRock New York Municipal Bond Trust (BQH), BlackRock High Yield Municipal Fund (BR-HYMUNI), BlackRock AMT-Free Municipal Bond Portfolio (BR-MUNI), BlackRock National Municipal Fund (BR-NATL), BlackRock New York Municipal Bond Fund (BR-NY), BlackRock New York Insured Municipal Income Trust (BSE), BlackRock MuniEnhanced Fund, Inc. (MEN), BlackRock MuniHoldings New York Insured Fund, Inc. (MHN), BlackRock MuniAssets Fund, Inc. (MUA), BlackRock MuniVest Fund, Inc (MVF), BlackRock MuniVest Fund II, Inc. (MVT), BlackRock MuniYield New York Insured Fund, Inc. (MYN), The BlackRock NY Investment Quality Municipal Trust (RNY)

2.	Issuer:    Metropolitan Transportation Authority

3.	Date of Purchase:  10/20/2008

4.	Underwriter from whom purchased:  J.P. Morgan
	Securities Inc.

5.	Name of Affiliated Underwriter (as defined in the
	Trust's procedures) managing or participating in syndicate: Merrill Lynch & Company

	a.	List Members of Underwriting Syndicate:
		J.P. Morgan Securities Inc., Ramirez & Co., Inc., Citi, Barclays Capital Inc., Banc of America Securities LLC, DEPFA First Albany Securities LLC, Loop Capital Markets, LLC, M.R. Beal & Company, Merrill Lynch & Company, Morgan Stanley, Raymond James & Associates, RBC Capital Markets, Roosevelt & Cross, Incorporated, Siebert Brandford Shank & Co., Wachovia Bank, N.A.

6.	Aggregate principal amount purchased (out of total
	offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): (APX) $2,540,000 out of $550,000,000; (BATSN) $200,000 out of $550,000,000;
	(BFY) $750,000 out of $550,000,000; (BNY) $750,000 out
	of $550,000,000; (BQH) $500,000 out of $550,000,000;
	(BR-HYMUNI) $980,000 out of $550,000,000; (BR-MUNI)
	$4,000,000 out of $550,000,000; (BR-NATL) $16,020,000
	out of $550,000,000; (BR-NY) $1,600,000 out of
	$550,000,000; (BSE) $750,000 out of $550,000,000;
	(MEN) $4,000,000 out of $550,000,000; (MHN) $6,015,000
	out of $550,000,000; (MUA) $3,685,000 out of
	$550,000,000; (MVF) $7,925,000 out of $550,000,000;
	(MVT) $4,085,000 out of $550,000,000; (MYN) $3,200,000
	out of $550,000,000; (RNY) $250,000 out of
	$550,000,000.

7.	Aggregate principal amount purchased by funds advised
	by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): $57,250,000 out of $550,000,000.

8.	Purchase price (net of fees and expenses):  $97.268

9.	Date offering commenced (if different from Date of
	Purchase):  10/17/2008

10.	Offering price at end of first day on which any sales
	were made:

11.	Have the following conditions been satisfied:		Yes	No
	a.	The securities are part of an issue registered
		under the Securities Act of 1933, as amended,
		which is being offered to the public, or are
		Eligible Municipal Securities, or are securities
		sold in an Eligible Foreign Offering or are
		securities sold in an Eligible Rule 144A
		Offering or part of an issue of government
      	securities.					           Y _X_  N ___

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.			     Y _X_  N ___

	c.	The underwriting was a firm commitment
		underwriting.					     Y _X_  N ___

	d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting
		similar securities during the same period.     Y _X_  N ___

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer
		of such securities has been in continuous
		operation for not less than three years
		(including the operations of predecessors).    Y _X_  N ___

f.	Has the affiliated underwriter confirmed
      that it will not receive any direct or indirect
      benefit as a result of BlackRock's participation
      in the offering?				                 Y _X_  N ___


Received from: _Mark Cataneo       ______
Date:       __10/22/08____